                                                                    Exhibit 99.1

[IXIA LOGO]

FOR IMMEDIATE RELEASE

For more information, contact:
Tom Miller                                                   The Blueshirt Group
Chief Financial Officer                                Chris Danne, Rakesh Mehta
(818) 444-2325                                                    (415) 217-7722
tmiller@ixiacom.com                          chris or rakesh@blueshirtgroup.com

              IXIA ANNOUNCES RECORD REVENUES FOR THE THIRD QUARTER

          NET REVENUES INCREASE 39% YEAR-OVER-YEAR AND 12% SEQUENTIALLY

CALABASAS, CA -- October 21, 2004--Ixia (Nasdaq: XXIA) today reported financial results for the third quarter ended September 30, 2004.

Net revenues for the third quarter of 2004 increased 39% on a year-over-year basis and 12% sequentially, to $30.1 million, the highest total in the Company's history. Net income on a GAAP basis for the third quarter of 2004 was $4.7 million, or $0.07 per diluted share, a 96% increase when compared to $2.4 million or $0.04 per diluted share, for the third quarter of 2003.

Ixia's third quarter of 2004 GAAP results included $1.2 million of non-cash charges related to the amortization of acquired intangible assets and stock-based compensation, and associated income tax benefit of $503,000. Excluding the effects of these items, non-GAAP net income was $5.5 million, or $0.09 per diluted share, compared to $3.1 million, or $0.05 per diluted share, for the same period last year after excluding the effects of similar items.

"Our record top-line performance reflects strong momentum for our product lines, as bookings were the highest in the Company's history," commented Errol Ginsberg,

President and Chief Executive Officer of Ixia. "While the market for IT spending remains challenging, this growth reflects the success of our R&D efforts, our strategic acquisitions and the rapid expansion of our core Ethernet business. During the quarter, we grew sales of our 1 Gig TXS load modules by 30% sequentially, as the market demand continues to grow for these advanced Ethernet test solutions capable of running complex applications. Solid demand for 10 Gig products was another key factor in our record quarterly performance in a normally seasonally softer period."

"Ixia is also succeeding in diversifying its products and customer base thus expanding our addressable market opportunity. Software continues to help drive sales of our TXS cards, accounting for approximately $4 million in sales, up 45% from last year. The third quarter was also highlighted by encouraging results in the government market. Our new dedicated sales team is performing well and we were pleased with a number of wins in this area."

During the third quarter ended September 30, 2004, Ixia increased cash, cash equivalents and investments by $2.3 million to approximately $128.1 million.

Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call will be accessible from the "Investors" section of Ixia's Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the "Investors" section on the Ixia Web site for 90 days.

NON-GAAP INFORMATION

Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. Specifically, we believe that certain non-cash charges, as well as the related tax effects, are not indicative of our core operating results. By excluding these items, our non-GAAP results provide information to both management and investors that is useful in assessing Ixia's core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below.

ABOUT IXIA

Ixia is a leading, global provider of high performance IP network testing solutions. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia's testing solutions are used by network equipment manufacturers, semiconductor manufacturers, service providers, and large enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia's IxVoice products address the growing need for IP telephony test solutions for developing VoIP networks. Ixia's Real World Traffic Suite addresses the growing need to test applications and networks prior to deployment under realistic load conditions. Ixia's analysis solutions utilize a wide range of industry-standard interfaces, including Ethernet, SONET, and ATM, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry's constant evolution.

For more information, contact Ixia at 26601 West Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our
Web Site at http://www.ixiacom.com.

Ixia and the Ixia logo are registered trademarks of Ixia. IxVoice and Real World Traffic are trademarks of Ixia. Other trademarks used in this release are the trademarks or registered trademarks of their respective owners.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as "may," "will," "expect," "plan," "believe," "estimate," "predict" or the like. Such statements reflect the Company's current intent, belief and expectations and are subject to risks and uncertainties that could cause the

Company's actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among other things: consistency of orders from significant customers, our ability to effectively integrate G3 NOVA and market, develop and sell its technology, our success in developing and producing new products and market acceptance of our products. These and other risk factors that may affect Ixia's financial results in the future are discussed in Ixia's periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2003. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      IXIA
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                SEPTEMBER 30,   DECEMBER 31,
                                                                    2004           2003
                                                                -------------   -----------
                                                                 (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                      $  58,444      $  41,708
   Short-term investments in marketable securities                   23,434         22,143
   Accounts receivable, net                                          23,740         17,121
   Inventories                                                        6,539          5,585
   Income taxes receivable                                              939          2,011
   Prepaid expenses and other current assets                          6,876          6,927
                                                                  ---------      ---------
      Total current assets                                          119,972         95,495

Investments in marketable securities                                 46,191         58,072
Property and equipment, net                                          10,519          6,907
Goodwill                                                              9,252          1,592
Other intangible assets, net                                         21,729         19,960
Other assets                                                          3,137          2,992
                                                                  ---------      ---------
      Total assets                                                $ 210,800      $ 185,018
                                                                  =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                               $   2,267      $     806
   Accrued expenses                                                   9,519          8,825
   Deferred revenues                                                  6,021          5,436
   Income taxes payable                                               4,073          2,897
                                                                  ---------      ---------
      Total current liabilities                                      21,880         17,964

   Deferred income taxes                                              2,166             --
                                                                  ---------      ---------
      Total liabilities                                              24,046         17,964
                                                                  ---------      ---------
Shareholders' equity:
   Common stock, without par value; 200,000 shares authorized,
      60,766 and 59,642 shares issued and outstanding as of
      September 30, 2004 and December 31, 2003, respectively         91,004         84,048
   Additional paid-in capital                                        49,787         48,769
   Deferred stock-based compensation                                     --           (419)
   Retained earnings                                                 45,963         34,656
                                                                  ---------      ---------

      Total shareholders' equity                                    186,754        167,054
                                                                  ---------      ---------
      Total liabilities and shareholders' equity                  $ 210,800      $ 185,018
                                                                  =========      =========

                                      IXIA
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                        THREE MONTHS ENDED        NINE MONTHS ENDED
                                                          SEPTEMBER 30,             SEPTEMBER 30,
                                                      ----------------------    ----------------------
                                                        2004         2003         2004         2003
                                                      ---------    ---------    ---------    ---------
Net revenues                                          $  30,092    $  21,635    $  81,816    $  60,484
Cost of revenues(1)                                       5,382        4,153       14,644       11,235
Amortization of purchased technology                        836          588        2,207          588
                                                      ---------    ---------    ---------    ---------
      Gross profit                                       23,874       16,894       64,965       48,661
                                                      ---------    ---------    ---------    ---------

Operating expenses:
   Research and development                               6,544        5,169       17,726       15,291
   Sales and marketing                                    7,895        6,234       23,247       18,288
   General and administrative                             3,035        2,312        8,360        6,583
   Amortization of intangible assets                        373          305        1,161          770
   Stock-based compensation(2)                               14          364          389        1,420
                                                      ---------    ---------    ---------    ---------
         Total operating expenses                        17,861       14,384       50,883       42,352
                                                      ---------    ---------    ---------    ---------

      Income from operations                              6,013        2,510       14,082        6,309
Interest and other, net                                     597          716        1,930        2,329
                                                      ---------    ---------    ---------    ---------
      Income before income taxes                          6,610        3,226       16,012        8,638
Income tax expense                                        1,871          813        4,705        2,247
                                                      ---------    ---------    ---------    ---------
      Net income                                      $   4,739    $   2,413    $  11,307    $   6,391
                                                      =========    =========    =========    =========

Earnings per share:
   Basic                                              $    0.08    $    0.04    $    0.19    $    0.11
   Diluted                                            $    0.07    $    0.04    $    0.18    $    0.10

Weighted average number of common and common
  equivalent shares outstanding:
   Basic                                                 60,711       58,436       60,351       58,028
   Diluted                                               63,856       62,455       64,311       61,674

-----------------------
(1)Stock-based compensation included in:
      Cost of revenues                                $       1    $      33    $      30    $     125
                                                      =========    =========    =========    =========

(2)Stock-based compensation related to:
      Research and development                        $       8    $     209    $     271    $   1,094
      Sales and marketing                                     5           99           80           96
      General and administrative                              1           56           38          230
                                                      ---------    ---------    ---------    ---------
                                                      $      14    $     364    $     389    $   1,420
                                                      =========    =========    =========    =========

                                      IXIA
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
                                   (unaudited)

                                            THREE MONTHS ENDED SEPTEMBER 30, 2004
                                           --------------------------------------
                                             GAAP      Adjustments       Non-GAAP
                                           ---------   -----------      ---------
Net revenues                               $  30,092    $      --       $  30,092
Cost of revenues                               5,382           (1) (1)      5,381
Amortization of purchased technology             836         (836) (2)         --
                                           ---------    ---------       ---------
      Gross profit                            23,874          837          24,711
                                           ---------    ---------       ---------
                                                79.3%                        82.1%
Operating expenses:
   Research and development                    6,544           --           6,544
   Sales and marketing                         7,895           --           7,895
   General and administrative                  3,035           --           3,035
   Amortization of intangible assets             373         (373) (2)         --
   Stock-based compensation                       14          (14) (1)         --
                                           ---------    ---------       ---------
         Total operating expenses             17,861         (387)         17,474
                                           ---------    ---------       ---------
                                                59.4%                        58.1%
      Income from operations                   6,013        1,224           7,237
Interest and other, net                          597           --             597
                                           ---------    ---------       ---------
      Income before income taxes               6,610        1,224           7,834
Income tax expense                             1,871          503 (3)       2,374
                                           ---------    ---------       ---------
      Net income                           $   4,739    $     721       $   5,460
                                           =========    =========       =========

Earnings per share:
   Basic                                   $    0.08                    $    0.09
   Diluted                                 $    0.07                    $    0.09

Weighted average number of common and
  common equivalent shares outstanding:
   Basic                                      60,711                       60,711
   Diluted                                    63,856                       63,856

(1) The adjustment represents the amortization of certain stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2) The adjustment represents the amortization of intangible assets related to the acquisition of the ANVL product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(3)   The adjustment represents the income tax effect of footnotes (1) and (2).

                                      IXIA
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
                                   (unaudited)

                                           THREE MONTHS ENDED SEPTEMBER 30, 2003
                                           --------------------------------------
                                             GAAP      Adjustments       Non-GAAP
                                           ---------   -----------      ---------
Net revenues                               $  21,635    $      --       $  21,635
Cost of revenues                               4,153          (33) (1)      4,120
Amortization of purchased technology             588         (588) (2)         --
                                           ---------    ---------       ---------
      Gross profit                            16,894          621          17,515
                                           ---------    ---------       ---------
                                                78.1%                        81.0%
Operating expenses:
   Research and development                    5,169           --           5,169
   Sales and marketing                         6,234           --           6,234
   General and administrative                  2,312           --           2,312
   Amortization of intangible assets             305         (305) (2)         --
   Stock-based compensation                      364         (364) (1)         --
                                           ---------    ---------       ---------
         Total operating expenses             14,384         (669)         13,715
                                           ---------    ---------       ---------
                                                66.5%                        63.4%
      Income from operations                   2,510        1,290           3,800
Interest and other, net                          716           --             716
                                           ---------    ---------       ---------
      Income before income taxes               3,226        1,290           4,516
Income tax expense                               813          582  (3)      1,395
                                           ---------    ---------       ---------
      Net income                           $   2,413    $     708       $   3,121
                                           =========    =========       =========

Earnings per share:
   Basic                                   $    0.04                    $    0.05
   Diluted                                 $    0.04                    $    0.05

Weighted average number of common and
  common equivalent shares outstanding:
   Basic                                      58,436                       58,436
   Diluted                                    62,455                       62,455

(1) The adjustment represents the amortization of certain stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2) The adjustment represents the amortization of intangible assets related to the acquisition of Caimis, Inc., the acquisition of the ANVL product line from Empirix, Inc. and the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation.

(3)   The adjustment represents the income tax effect of footnotes (1) and (2).

                                      IXIA
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
                                   (unaudited)

                                            NINE MONTHS ENDED SEPTEMBER 30, 2004
                                           --------------------------------------
                                             GAAP      Adjustments       Non-GAAP
                                           ---------   -----------      ---------
Net revenues                               $  81,816    $      --       $  81,816
Cost of revenues                              14,644          (30) (1)     14,614
Amortization of purchased technology           2,207       (2,207) (2)         --
                                           ---------    ---------       ---------
      Gross profit                            64,965        2,237          67,202
                                           ---------    ---------       ---------
                                                79.4%                        82.1%
Operating expenses:
   Research and development                   17,726           --          17,726
   Sales and marketing                        23,247           --          23,247
   General and administrative                  8,360           --           8,360
   Amortization of intangible assets           1,161       (1,161) (2)         --
   Stock-based compensation                      389         (389) (1)         --
                                           ---------    ---------       ---------
         Total operating expenses             50,883       (1,550)         49,333
                                           ---------    ---------       ---------
                                                62.2%                        60.3%
      Income from operations                  14,082        3,787          17,869
Interest and other, net                        1,930           --           1,930
                                           ---------    ---------       ---------
      Income before income taxes              16,012        3,787          19,799
Income tax expense                             4,705        1,657  (3)      6,362
                                           ---------    ---------       ---------
      Net income                           $  11,307    $   2,130       $  13,437
                                           =========    =========       =========

Earnings per share:
   Basic                                   $    0.19                    $    0.22
   Diluted                                 $    0.18                    $    0.21

Weighted average number of common and
  common equivalent shares outstanding:
   Basic                                      60,351                       60,351
   Diluted                                    64,311                       64,311

(1) The adjustment represents the amortization of certain stock-based compensation related to stock options, granted prior to our IPO in October 2000.

(2) The adjustment represents the amortization of intangible assets related to the acquisition of the ANVL product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(3)   The adjustment represents the income tax effect of footnotes (1) and (2).

                                      IXIA
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
                                   (unaudited)

                                            NINE MONTHS ENDED SEPTEMBER 30, 2003
                                           --------------------------------------
                                             GAAP      Adjustments       Non-GAAP
                                           ---------   -----------      ---------
Net revenues                               $  60,484    $      --       $  60,484
Cost of revenues                              11,235         (125) (1)     11,110
Amortization of purchased technology             588         (588) (2)         --
                                           ---------    ---------       ---------
      Gross profit                            48,661          713          49,374
                                           ---------    ---------       ---------
                                                80.5%                        81.6%
Operating expenses:
   Research and development                   15,291           --          15,291
   Sales and marketing                        18,288           --          18,288
   General and administrative                  6,583           --           6,583
   Amortization of intangible assets             770         (770) (2)         --
   Stock-based compensation                    1,420       (1,420) (1)         --
                                           ---------    ---------       ---------
         Total operating expenses             42,352       (2,190)         40,162
                                           ---------    ---------       ---------
                                                70.0%                        66.4%
      Income from operations                   6,309        2,903           9,212
Interest and other, net                        2,329           --           2,329
                                           ---------    ---------       ---------
      Income before income taxes               8,638        2,903          11,541
Income tax expense                             2,247        1,040  (3)      3,287
                                           ---------    ---------       ---------
      Net income                           $   6,391    $   1,863       $   8,254
                                           =========    =========       =========

Earnings per share:
   Basic                                   $    0.11                    $    0.14
   Diluted                                 $    0.10                    $    0.13

Weighted average number of common and
  common equivalent shares outstanding:
   Basic                                      58,028                       58,028
   Diluted                                    61,674                       61,674

(1) The adjustment represents the amortization of certain stock-based compensation related to stock options, warrants and restricted stock granted prior to our IPO in October 2000.

(2) The adjustment represents the amortization of intangible assets related to the acquisition of Caimis, Inc., the acquisition of the ANVL product line from Empirix, Inc. and the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation.

(3)   The adjustment represents the income tax effect of footnotes (1) and (2).